EXHIBIT 24

                               POWER OF ATTORNEY

      Know all by these presents, that the undersigned hereby constitute and appoint each of Arvind Dharia and Barry Fried, signing singly, the true and lawful attorney-in-fact of the undersigned to:

      (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or ten percent owner of Steven Madden, Ltd. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Act") and the rules thereunder, and do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and file such form with the United States Securities and Exchange Commission ("SEC") and any stock exchange or similar authority; and

      (2)  execute  for  and  on  behalf  of the undersigned any Schedule 13D or
Schedule 13G in accordance with Section 13 of the Act and the rules thereunder, and do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Schedule 13D or
Schedule 13G, complete and execute any amendment or amendments thereto, and file such form with the SEC and any stock exchange or similar authority; and

      (3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

      The undersigned hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the responsibilities of the undersigned to comply with Section 13 or Section 16 or any other provisions of the Act or the rules promulgated thereunder.

      This Power of Attorney shall remain in full force and effect until the undersigned are no longer required to file Forms 3, 4 and 5 and Schedule 13D or
Schedule 13G with respect to the undersigned's holding of and transactions in securities issued by the Company, unless earlier revoked as to any attorney-in-fact by the undersigned in a signed writing delivered to such attorney-in-fact.

      IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed as of this 11th day of July, 2012.

                                                   /s/ Steven Madden
                                                   _____________________________
                                                   Steven Madden


                                                   BOCAP Corporation

                                                   By:/s/ Steven Madden
                                                   _____________________________
                                                   Name:  Steven Madden
                                                   Title:    President